UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2018

GO2GREEN LANDSCAPING, INC.
(Exact name of registrant as specified in its charter)

Nevada	47-5133966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4925 Greenville Avenue, Suite 200, Dallas, TX	75206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  214-785-6355

Copies to:
Ken Bart, Esq.
Bart and Associates, LLC
8400 East Prentice Avenue
Suite 1500
Greenwood Village, CO 80111
Tel: 720-226-7511
Fax: 720-528-7765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 26, 2018, nDivision, Inc., a Texas corporation ("nDivision"), which is a wholly owned subsidiary of Go2Green Landscaping, Inc., a Nevada corporation (the "Company") executed an Asset Purchase Agreement (the "Agreement") with Gamwell Technologies, Inc., a Texas corporation ("Gamwell").  Gamwell is engaged in the business of providing managed services to its customers.

As a result of the Agreement, nDivision acquired various managed services contracts (the "Purchased Contracts") from Gamwell, and also acquired liabilities related to such Purchased Contracts.  As consideration for the Purchased Contracts, nDivision shall deliver $800,000 (the "Cash Consideration") to Gamwell no later than five days after due diligence and other conditions precedent, as defined in the Agreement, have been satisfied (the "Closing Date").  In addition, Gamwell received a promissory note (the "Promissory Note") in an amount that equals fourteen (14) multiplied by the closing monthly recurring revenue from managed services.  If the note amount equals a negative number, the negative difference shall be deducted from the Cash Consideration and the note principal shall be zero.  Gamwell also received warrants (the "Warrants") to purchase common stock of the Company equal to one fourth percent (0.25%) of the outstanding stock of the company.  The Cash Consideration, Promissory Note and Warrants shall be defined as the "Purchase Price".

Purchase Price Adjustment

On the one-year anniversary of the Closing Date, nDivision will calculate (using the same methods and procedures used to calculate the aggregate monthly recurring revenue from the Purchased Contracts calculated on the Closing Date (the "Closing MRR") the monthly recurring revenue for the Purchased Contracts that are still active or that have renewed their contract term (the "Anniversary MRR"), plus any monthly recurring revenue from new managed service contracts that are being invoiced at the one year anniversary of the Closing Date (the "New MRR") (Anniversary MRR plus New MRR is referred to herein as the "Total MRR"). The Cash Consideration, the amount due under the Promissory Note and the number of shares issuable pursuant to the Warrants shall be adjusted as follows: (x) the Cash Consideration shall be decreased on the Closing Date, by the amount of Customer Prepayments, as defined in the agreement, if any; (y) the principal balance of the Promissory Note shall be decreased by an amount equal to the product of the MRR Percentage Decrease, as defined in the Agreement, multiplied by the Multiple Price, as defined in the Agreement, and (z) the Warrant Percentage shall be decreased by the MRR Percentage Decrease, if any. For clarity, the Purchase Price shall not be adjusted upward for any increase in monthly recurring revenue after Closing.

The Agreement contains other representations and warranties that are customary for similar transactions.  The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Terms of Promissory Note;

The Promissory Note will be paid in one annual payment (the "Initial Payment") and twenty-three equal monthly payments of principal, plus accrued but unpaid interest thereon, commencing after the Initial Payment which is to be made on the date that is thirteen (13) months after the Closing Date of the Purchase Agreement.   The monthly payments shall begin on the next month following the Initial Payment and continuing thereafter until the third-year anniversary of the Closing Date, at which time the Promissory Note shall mature and all unpaid principal and interest hereunder shall be due and payable in full (the "Maturity Date").  The Initial Payment shall be equal to one-third of the Principal Note Amount (as defined in the Purchase Agreement). Interest on the outstanding principal balance of the Promissory Note shall accrue at a fixed rate equal to the lesser of (a) the then current short-term applicable federal rate in existence on the Closing Date of the Purchase Agreement, or (b) the maximum legal rate.  On the Maturity Date, all accrued, unpaid interest shall be paid in full.  The Promissory Note may be prepaid in whole or in part at any time and from time to time, without penalty.  The Promissory Note contains customary default provisions.  In the case of a default of the Promissory Note, the note shall become due and payable in cash in full immediately.  The foregoing description is qualified in its entirety by reference to the full text of the form of Promissory Note filed as Exhibit 10.2 hereto, which is incorporated by reference into this Item 1.01.

Terms of Warrants

As described above, holder of the Note received Warrants to purchase up to 0.25% of the outstanding shares of the Company on a fully issued and diluted basis as of the first anniversary of the Closing Date. The exercise price for the Warrants is $0.40 per share, subject to customary adjustments, and the Warrants are exercisable until the tenth anniversary of the Closing Date. The Warrants shall vest and become exercisable at a rate of one third of the Warrant Shares on the first anniversary of the Closing Date, subject to any decrease based on the MRR Percentage Decrease, one third on the second anniversary of the Closing Date, and one third on the third anniversary of the Closing Date. The foregoing description is qualified in its entirety by reference to the full text of the form of Warrants filed as Exhibit 10.3 hereto, which is incorporated by reference to this Item 1.01.

Security Agreement

In connection with the Agreement and the Promissory Note, nDivision entered into a Security Agreement (the "Security Agreement") with Gamwell, which provides that Gamwell shall hold a first lien security interest in the number of Purchased Contracts that have a value equal to the amount of the outstanding principal and unpaid interest due under the Promissory Note.  The value of the Purchased Contracts for purposes of determining the collateral amount shall be the amount that is equal to fourteen multiplied by the MRR of such Purchased Contracts (as defined in the Agreement), determined on the date any rights are exercised under the Security Agreement.  The Security Agreement shall terminate upon the fulfillment of the obligations of the Promissory Note.  This summary is not a complete description of all of the terms of the Security Agreement and is qualified in its entirety by reference to the full text of the Security Agreement filed as Exhibit 10.4 hereto, which is incorporated by reference to this Item 1.01.

ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosures in Item 1.01 are hereby incorporated by reference into this Item 2.01.

ITEM 2.03       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures in Item 1.01 are hereby incorporated by reference into this Item 2.03.

ITEM 3.02       UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures in Item 1.01 are hereby incorporated by reference into this Item 3.02.

The Promissory Note and Warrant issued pursuant to the disclosures in Item 1.01 were not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering .  No general solicitation or general advertising was used in connection with the sale or issuance of the Promissory Note or Warrant described in Item 1.01.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC's website at http://www.sec.gov.

Number	Description

10.1	Asset Purchase Agreement dated February 23, 2018 and executed on February 26, 2018.
10.2	Form of Promissory Note issued under the Asset Purchase Agreement included as Exhibit 10.1
10.3	Form of Warrant issued under the Asset Purchase Agreement included as Exhibit 10.1
10.4	Form of Security Agreement issued under the Asset Purchase Agreement included as Exhibit 10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GO2GREEN LANDSCAPING, INC.

Date: March 2, 2018	By:	/s/ Alan Hixon
Alan Hixon Chief Executive Officer